UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Insightful Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 13, 2007

Dear Stockholder:

You are cordially invited to attend Insightful Corporation’s 2007 annual meeting of stockholders. The annual meeting will be held on Monday, July 16, 2007, at 9:00 a.m. Seattle time, at the offices of Orrick, Herrington & Sutcliffe LLP, 719 Second Avenue, Suite 900, Seattle, Washington.

At the annual meeting, our stockholders will be asked to elect two Class II directors to our Board of Directors and to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. For more information regarding these proposals, I urge you to carefully read the accompanying proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

Your participation and vote are important. Even if you plan to attend the annual meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give in your proxy. Returning the proxy card will not limit your right to attend or vote at the annual meeting. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card.

Thank you for your support of Insightful Corporation.

Sincerely,

Jeffrey Coombs
President and Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

INSIGHTFUL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 16, 2007

To the Stockholders of Insightful Corporation:

The 2007 annual meeting of Stockholders of Insightful Corporation, a Delaware corporation, will be held on Monday, July 16, 2007, at 9:00 a.m. Seattle time, at the offices of Orrick, Herrington & Sutcliffe LLP, 719 Second Avenue, Suite 900, Seattle, Washington, for the following purposes:

1.	To elect two Class II directors, each to serve for a three-year term;

2.	To ratify the appointment of Moss Adams LLP as Insightful’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on June 1, 2007 as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting. To ensure that your shares are represented and voted, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible. Your shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing with the Secretary of Insightful a written revocation bearing a later date or by attending the annual meeting and voting in person. You will still be able to vote your shares in person should you decide to attend the annual meeting, even if you have previously returned your proxy card.

By Order of the Board of Directors

Ann Parker-Way
Vice President, General Counsel and Secretary

Seattle, Washington

June 13, 2007

YOUR VOTE IS IMPORTANT

Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope so that your shares will be represented whether or not you attend the annual meeting.

INSIGHTFUL CORPORATION

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

To be held on Monday, July 16, 2007

These proxy materials are being delivered in connection with the annual meeting of stockholders of Insightful Corporation (the “annual meeting”), to be held on Monday, July 16, 2007, at 9:00 a.m. Seattle time, at the offices of Orrick, Herrington & Sutcliffe LLP, 719 Second Avenue, Suite 900, Seattle, Washington, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited on behalf of Insightful’s Board of Directors (the “Board”). These proxy materials were first mailed to stockholders entitled to vote at the annual meeting on or about June 13, 2007.

Our mailing address and the address of our principal executive offices is Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109, and our telephone number is (206) 283-8802.

GENERAL INFORMATION

Record Date; Outstanding Shares Entitled to Vote

Only holders of record of our common stock at the close of business on June 1, 2007 (the “record date”) will be entitled to notice of, and to vote at, the annual meeting. As of the record date, 12,893,042 shares of common stock were outstanding. A list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder for any purpose germane to the annual meeting for ten (10) days before the annual meeting, during ordinary business hours, at our headquarters at 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109.

Quorum; Voting

To carry on the business of the annual meeting, we must have a quorum. A quorum is present when the majority of the shares of common stock issued and outstanding as of the record date are represented, in person or by properly executed proxy.

Any broker, bank, nominee, fiduciary or other custodian (any of these, a “custodian”) that holds shares of our common stock in “street name” (i.e., the name of the custodian) for the account of a customer who is the beneficial owner of those shares, and that does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors and for other routine matters for which it has not received voting instructions. A broker non-vote occurs when the custodian may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a non-routine matter. An abstention occurs when a stockholder affirmatively instructs a vote to be withheld or when a stockholder who has not given a proxy is present at the meeting but does not cast a ballot. Abstentions and broker non-votes are treated as represented for purposes of establishing the quorum, but are not treated as represented and voting with respect to a proposal.

Each holder of record of our common stock is entitled to one vote per share, which may be cast either in person or by proxy at the annual meeting.

The directors elected at the annual meeting will be the two nominees receiving the greatest number of affirmative votes. Because custodians will have discretionary voting authority with respect to the election of directors, there will be no broker non-votes with respect to this proposal. Abstentions and votes withheld from any nominee will result in the nominees receiving fewer votes but will have no effect because the outcome is determined by a plurality of the votes cast. Holders of common stock are not entitled to cumulate votes in electing directors.

The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for fiscal year 2007 and any other matters submitted to a vote of stockholders at the annual meeting require the affirmative vote of a majority of the shares represented and voting. Because custodians will have discretionary voting authority with respect to this proposal, there will be no broker non-votes with respect to this proposal. Abstentions will have the same effect as a vote against this proposal.

An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. If a stockholder writes comments on a proxy card, the comments will be provided to Insightful but the votes made on the proxy card will remain confidential.

Our stockholders have no appraisal rights with respect to these proposals.

Proxies

All shares represented by valid proxies returned in time to be counted at the annual meeting will be voted. Where a choice has been specified on a proxy card with respect to a matter to be voted on at the annual meeting, the shares represented by the proxy will be voted in accordance with that specification. Where no choice is specified on the proxy card, the shares represented by the proxy will be voted FOR the election of each of the nominees and FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for fiscal year 2007.

The Board knows of no other matters to be presented for consideration at the annual meeting. If any other matter is properly presented at the annual meeting (for example, consideration of a motion to adjourn the annual meeting to another time and/or place), the persons named as proxies will have discretion to vote all shares represented by proxies on that matter in accordance with their judgment.

A stockholder may revoke a proxy at any time before it is voted at the annual meeting, by doing any of the following:

•	completing a new proxy card with a later date (the latest vote will count);

•	filing with the Secretary of Insightful, prior to the annual meeting, either a written revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person, regardless of whether a proxy has previously been given.

Any written notice of revocation of subsequent proxy should be sent to: Secretary, Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington, 98109, or hand delivered to the Secretary at or before the taking of the vote at the annual meeting. Attending the annual meeting will not revoke a stockholder’s proxy unless the stockholder votes in person at the annual meeting.

If shares are held in street name by a custodian, then the custodian’s name, rather than the beneficial owner’s name, will appear in the register of stockholders and the custodian will be entitled to vote the beneficial owner’s shares. Stockholders attending the annual meeting will not be able to vote their shares held in street name, and should therefore instruct their custodians on how to vote their shares.

Costs of Proxy Solicitation

We will pay the costs and expenses of soliciting proxies. In addition to soliciting by mail, our directors, officers, employees and representatives may solicit proxies from our stockholders in person or by telephone, email, or other means of communication following the original solicitation. Our directors, officers, employees and representatives will not be additionally compensated for any such solicitation, but may be reimbursed for reasonable out-of-pocket expenses they incur. We may request custodians to forward proxy materials to the beneficial owners of shares held as of record by such custodians and, if so, will reimburse such custodians for the reasonable out-of-pocket costs they incur. We may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If we do so, we will pay such firm’s customary fees and expenses.

PROPOSAL I: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote “FOR” election of the nominees for director.

In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes, with directors in each class serving for a three-year term. Ronald M. Stevens and Sachin Chawla are serving as Class I Directors until their terms expire on the date of the 2009 annual meeting. Samuel R. Meshberg and Jeffrey E. Coombs are serving as Class II Directors until their terms expire on the date of the annual meeting. Mark C. Ozur is serving as a Class III Director until his term expires on the date of the 2008 annual meeting.

Messrs. Coombs and Meshberg are the nominees to be elected at the annual meeting as Class II Directors for a term of three years. Shares represented by all valid proxies received by the Board and not marked to withhold authority to vote for Mr. Coombs or Mr. Meshberg will be voted FOR their election. The Board knows of no reason why Mr. Coombs or Mr. Meshberg should be unable or unwilling to serve, but if that should be the case, proxies may be voted for the election of one or more other persons or for fixing the number of directors at a lesser number. If a quorum is present, the two nominees receiving the highest number of votes cast will be elected to serve as Class II Directors.

Directors and Nominees

The following table sets forth the name and age of each director and nominee to be elected at the annual meeting, the positions currently held by each nominee and director with Insightful, the year each nominee’s and director’s term will expire, the class of director of each nominee and director, and the period during which each nominee and director has served as a director of Insightful.

Name	Age	Position(s) Held	Term Expires	Class of Director	Director Since
Sachin Chawla	47	Director	2009	I	2004
Ronald M. Stevens	43	Director	2009	I	2006
Jeffrey E. Coombs	49	Director, President and Chief Executive Officer, Nominee	2007	II	2004
Samuel R. Meshberg	58	Chairman of the Board of Directors, Nominee	2007	II	2001
Mark C. Ozur	51	Director	2008	III	2001

Nominees for Director

Jeffrey E. Coombs. Mr. Coombs has served as President and Chief Executive Officer and a director of Insightful since April 2004. Mr. Coombs joined Insightful in January 2003 as a consultant for Insightful’s Text Analysis (InFact) business, became Senior Vice President of Sales and Marketing in May 2003, and became interim Chief Executive Officer in October 2003. He became President and Chief Executive Officer in April 2004 and joined the Board at that time. From 1997 to 2002, he served as Vice President of Marketing and Market Development for Acta Technology, a data integration company that was acquired by Business Objects in 2002. He served as Group Director of Worldwide Partner Alliances and Strategic Marketing for Business Objects from 1994 to 1997, and held assorted director-level positions in marketing, channels, and partnerships for Informix from 1989 to 1994. Mr. Coombs holds an M.B.A. from Harvard and a B.A. from Williams College.

Samuel R. Meshberg. Mr. Meshberg has served as a director of Insightful since February 2001. From 1984 to 2003, Mr. Meshberg served as President of Financial Management Investment Services, Inc., a private investment company. He served as President of Philson, Inc., an anodizing company, from 1982 to 1999, and as Chief Financial Officer of Emson Research, Inc., a packaging company, from 1990 to 1999. Philson and Emson were acquired by AptarGroup, Inc., a packaging company, in February 1999. Mr. Meshberg holds a B.S. in business and an M.B.A. from Babson College.

Directors Whose Terms Extend Beyond the Annual Meeting

Sachin Chawla. Mr. Chawla has served as a director of Insightful since April 2004. Mr. Chawla currently serves as Vice President of Engineering at GoldenGate Software, Inc., a provider of transactional data management solutions. From 2002 to 2006, he served as Vice President of the Data Integration Division for Business Objects. In 1996, he co-founded Acta Technology, a data integration provider that was acquired by Business Objects in 2002, and served as its CEO from 1996 through 1998 and in multiple capacities as a Vice President from 1998 through 2002. Before Acta, Mr. Chawla spent five years with Sybase Corporation where he spearheaded the development of Replication Server, Sybase’s distributed, heterogeneous data replication product. Mr. Chawla holds a B.S. in electrical engineering from the University of California Berkley and an M.S. in computer science from Stanford University.

Ronald M. Stevens. Mr. Stevens has served as a director since April 2006. Since December 2005, Mr. Stevens has been working with several companies as a senior financial manager, with focus on fundraising and restructuring. Mr. Stevens served as CFO and COO of Loudeye Corporation, a digital media solutions company, from March 2005 to December 2005. From 2000 to 2004, he was CFO/COO of Primus Knowledge Solutions, a Seattle software company acquired by ATG in 2004. Prior to Primus, Mr. Stevens was Chief Operating Officer of OnHealth Network Company, Inc., a consumer health care website acquired by WebMD in 2000. Before joining OnHealth, Mr. Stevens was Senior Vice President at consumer software company Sierra On-Line, Inc. Mr. Stevens has a B.A. in accounting from Western Washington University and is a Certified Public Accountant.

Mark C. Ozur. Mr. Ozur has served as a director of Insightful since February 2001. Mr. Ozur has served as a high technology management consultant since October 2006. From October 2004 to October 2006, Mr. Ozur served as the Chief Executive Officer of PredictableIT, a provider of hosted IT desktop solutions, which he co-founded. Mr. Ozur was the Chief Technical Officer of edge2net, Inc., a global provider of international telecommunications services, from June 2000 to October 2001, and President and Chief Executive Officer of PulsePoint Communications, Inc., a telecommunications enhanced services company, from January 1995 through August 1999. From December 1990 to December 1992, he was Vice President, Engineering for Precision Visuals, Inc., a visualization software company. Mr. Ozur holds a B.S. in biology from Long Island University, C.W. Post College, and is a graduate of the Executive Program for Smaller Companies at Stanford University Graduate School of Business.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that each of Messrs. Chawla, Meshberg, Ozur and Stevens is an “independent director” within the meaning of the applicable rules of the Nasdaq Stock Market (“Nasdaq”). The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board are composed entirely of independent directors.

Board and Committee Meetings

Our Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. The Board met eight times and took action by written consent three times during 2006. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During 2006, each of the directors attended at least 75% of the aggregate number of meetings of the Board and committees on which he served that were held during the period in which he served as a director or committee member.

Committees of the Board

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee is governed by a written charter and is responsible for:

•	retaining, approving and compensating all services to be provided by, and overseeing the qualifications, independence and performance of, our independent auditors;

•	overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and the review of our interim consolidated financial statements;

•	assisting board oversight of our compliance with legal and regulatory requirements;

•	facilitating communications among the company’s independent auditors, management and the Board;

•	providing a means for processing complaints and anonymous submissions by employees of concerns regarding auditing and accounting matters; and

•	fulfilling the other responsibilities set out in its charter.

The Audit Committee is currently comprised of Messrs. Stevens (chair), Chawla and Ozur. Until April 2006, the Audit Committee was comprised of Mr. Paul Bialek and Messrs. Chawla and Ozur. In addition to qualifying as an “independent director” under Nasdaq rules, each director serving on the Audit Committee meets the independence and financial literacy requirements for audit committee members under the applicable rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq. The Board has further determined that Mr. Stevens is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee met six times during 2006. The report of the Audit Committee is set forth on page 11. Its charter is available on our website at www.insightful.com/investors.

Compensation Committee

The Compensation Committee is governed by a written charter and is responsible for:

•	evaluating and approving our policies and programs for executive compensation, including performance-based and long-term compensation;

•	evaluating the performance of our executive officers and approving their compensation;

•	reviewing and making recommendations regarding the compensation of certain non-executive employees, directors and consultants;

•	supervising the administration of our stock option plan, employee stock purchase plan and other stock- or cash-based compensation and incentive programs;

•	approving and making grants and awards of stock, stock options and other equity securities to our executive officers, directors, and certain other employees and persons;

•	reviewing and approving executive employment, severance, retirement and change of control agreements and special or supplemental benefits; and

•	fulfilling the other responsibilities set out in its charter.

The Compensation Committee is currently comprised of Messrs. Chawla, Meshberg and Ozur (chair). Until April 2006, the Compensation Committee was comprised of Messrs. Meshberg and Ozur. In addition to qualifying as an “independent director” under Nasdaq rules, each director serving on the Compensation Committee meets the definition of “non-employee director” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee met seven times and took action by unanimous written consent three times during 2006. Its charter is available on our website at www.insightful.com/investors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is governed by a written charter and is responsible for:

•	identifying, evaluating and selecting (or recommending that the Board select) the director nominees for election at our annual meetings of stockholders;

•	recommending to the Board candidates for filling vacancies on the Board, using the same criteria that it uses to select nominees for election at the annual meeting;

•	recommending directors for appointment to committees of the Board;

•

providing a leadership role in shaping our corporate governance by, among other things, periodically reviewing and assessing the adequacy of our Code of Conduct and making recommendations to the Board regarding any modifications or waivers of our Code of Conduct; and

•	fulfilling the other responsibilities set out in its charter.

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Chawla, Meshberg, Ozur and Stevens. Until April 2006, the Nominating and Corporate Governance Committee was comprised of Messrs. Bialek, Chawla, Meshberg and Ozur. Each director serving on the Nominating and Corporate Governance Committee qualifies as an “independent director” under Nasdaq rules.

The Nominating and Corporate Governance Committee met once during 2006. Its charter is available on our website at www.insightful.com/investors.

Director Nominations Process

The Nominating and Corporate Governance Committee considers possible candidates referred from a number of sources, including members of the Board, senior level management, stockholders, and research sources, including publications, databases and Internet searches. In addition, the Nominating and Corporate

Governance Committee may from time to time retain a search firm to assist it in identifying and evaluating potential candidates.

The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee has not established any special qualifications or minimum criteria for selecting and evaluating director nominees, and will take into account such factors as it deems appropriate. These factors may include, but are not limited to, the experience, education, background, and expected contributions of such director candidates and current directors, the diversity of the Board, and the evolving needs of Insightful. The Nominating and Corporate Governance Committee also evaluates any potential conflicts of interest, including financial relationships, and if, based on its initial evaluation, a candidate continues to be of interest, arranges for appropriate background and reference checks and interviews.

The nominating committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other board members or other persons. Stockholder recommendations for director candidates should be sent by certified or registered mail to: Nominating and Corporate Governance Committee, c/o Secretary, Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington, 98109. The recommendation must provide the following information for each candidate recommended:

•	the candidate’s name, age, business and residence addresses, and principal occupation or employment, and an indication of whether the candidate has expressed a willingness to serve;

•	the number of shares of Insightful stock beneficially owned by the candidate;

•	the name, address, and phone number of the stockholder or group of stockholders making the recommendation, and the number of shares beneficially owned by such stockholder or group of stockholders;

•

to the extent the stockholder or group of stockholders making the recommendation is not a registered holder of such securities, proof of the number of shares beneficially owned and length of time held; and

•	any other information required by law to be disclosed in connection with the solicitation of proxies for the election of directors, and any other information that we may reasonably require.

For more information regarding the dates by which we must receive director candidate nominations to be considered for inclusion in the proxy materials for, or to be presented at, the 2008 annual meeting of stockholders, see the section entitled “Stockholder Proposals for the 2008 Annual Meeting” on page 21.

Communications with the Board

Stockholders may communicate directly with the Board or any Board member by writing to them care of: Secretary, Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington, 98109. The outside of the envelope should prominently indicate that the correspondence is intended for the Board or for a specific director. In general, the Secretary will forward all such written communication to the director to whom it is addressed or, if no director is specified, to the entire Board. However, the Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate communications.

Director Attendance at Annual Meetings of Stockholders

We have no official policy regarding director attendance at annual meetings. One director was present at the 2006 annual meeting.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that you vote “FOR” this proposal.

The Audit Committee has appointed the firm of Moss Adams LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2007. Upon the recommendation of the Audit Committee, our stockholders are asked to ratify the appointment of Moss Adams. Moss Adams has served as our independent auditors since 2004. If the proposal to ratify the appointment of Moss Adams for the 2007 fiscal year is not approved, the Audit Committee and the Board will re-consider retaining Moss Adams, and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection of Moss Adams is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Insightful and its stockholders.

Representatives of Moss Adams are not expected to be present at the annual meeting.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2006 and 2005, the aggregate fees for accounting services billed to Insightful by Moss Adams LLP, our independent registered public accounting firm, were as follows:

Audit Fees. The aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, review of financial statements included in our Forms 10-Q, the A-133 program audit for our government grants and services provided in connection with statutory and regulatory filings were $241,795 for 2006 and $230,940 for 2005.

Audit-Related Fees. The aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, not reported as audit fees, were $6,035 for 2006 and $19,706 for 2005.

Tax Fees. The aggregate fees billed for professional services for tax compliance, tax advice and tax planning were $15,600 for 2006 and $0 for 2005. The services in 2006 related to income tax compliance.

All Other Fees. No fees were billed for any other professional services in 2006 or 2005.

Pre-Approval Policies and Procedures

In accordance with its charter, the Audit Committee pre-approves all audit services and permissible non-audit services to be performed for us by our independent auditors. Under the policy adopted by the Audit Committee for pre-approval of services, services are pre-approved as follows:

•

Annually, our independent auditors and management present to the Audit Committee the audit and non-audit services proposed to be provided during the current fiscal year and the estimated fees associated with each such service. The Audit Committee pre-approves or rejects the proposed services as it deems appropriate.

•

If additional audit or non-audit services are presented for pre-approval during the year, the Audit Committee pre-approves or rejects such additional services and the fees associated with such services as it deems appropriate.

•

In deciding whether to pre-approve any proposed services, the Audit Committee considers whether the proposed services are consistent with SEC rules on auditor independence; whether the independent auditors are qualified to provide effective and efficient service; whether and how the proposed service would be beneficial to Insightful; and the relationship between fees for audit and non-audit services. The Audit Committee will not approve the provision by the independent auditors of any audit or non-audit service that it believes, individually or in the aggregate, may impair the independence of the independent auditors.

•

The independent auditors provide updates regularly with respect to, and the Audit Committee reviews, the services actually provided by the independent auditors and the fees incurred with respect to those services.

•

The Audit Committee has delegated to each of its members the authority to evaluate and approve proposed engagements on behalf of the Audit Committee, in the event that a need arises for pre-approval between committee meetings. Any member who exercises this authority must report any pre-approval decisions to the full Audit Committee at its next meeting.

All fees billed by Moss Adams LLP in 2006 and 2005 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of independent directors, as required by SEC and Nasdaq rules, and operates in accordance with a written charter adopted by the Board. The current members of the Audit Committee are Messrs. Stevens, Chawla and Ozur. The following is the report of the Audit Committee with respect to Insightful’s audited financial statements for the fiscal year ended December 31, 2006:

As more fully described in its charter, the Audit Committee oversees Insightful’s accounting and financial functions and the annual audit and quarterly reviews of its consolidated financial statements. The Audit Committee appoints the company’s independent auditors, approves all proposed audit and non-audit services to be performed by the independent auditors (including the scope of the audit and fees) and evaluates the independent auditors’ performance and independence from management.

The Audit Committee reviewed Insightful’s audited consolidated financial statements for the fiscal year ended December 31, 2006 and discussed them with both management and Moss Adams. The Audit Committee also received from and discussed with Moss Adams the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of Moss Adams’ provision of services to Insightful with its independence from Insightful. The Audit Committee also discussed with Moss Adams any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Board that Insightful’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Management is responsible for the preparation, presentation, and integrity of the company’s consolidated financial statements, including compliance with generally accepted accounting principles (GAAP), the company’s internal control over financial reporting and financial reporting processes, and the company’s procedures designed to ensure compliance with GAAP and other applicable laws and regulations. Moss Adams is responsible for performing independent audits of the consolidated financial statements in accordance with GAAP, and issuing reports thereon. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of financial statements. In giving its recommendation to the Board, the Audit Committee has relied on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and the report of Moss Adams with respect to the consolidated financial statements.

Respectfully Submitted by the Audit Committee:

Ronald M. Stevens (Chair)

Mark C. Ozur

Sachin Chawla

MANAGEMENT

Executive Officers

Our executive officers, their ages, positions and the period during which the executive officers have served as executive officers of Insightful as of June 1, 2007, are as follows:

Name	Age	Position	Officer Since
Jeffrey E. Coombs	49	President and Chief Executive Officer	2003
Richard P. Barber	38	Chief Financial Officer and Treasurer	2004

Jeffrey E. Coombs. Please see Mr. Coombs’ biographical information in the section entitled “Nominees for Director.”

Richard P. Barber. Mr. Barber has served as Chief Financial Officer and Treasurer of Insightful since July 2004. From August 2003 to July 2004, Mr. Barber served as an independent financial consultant to high tech companies. From January 2001 to August 2003, he served as Chief Financial Officer of Fullplay Media Systems, a hardware and software company. From 1991 to 2000, Mr. Barber held various positions at KPMG LLP, most recently as a senior manager in the assurance department. Mr. Barber holds a B.S. in business administration and accounting from Gonzaga University and is a Certified Public Accountant and Certified Management Accountant.

Significant Employees

Nicholas Brown. Mr. Brown has served as Insightful’s Vice President, Marketing since August 2006. From October 1998 to July 2006, he served as the Senior Director, Banking Products of Oracle/Siebel Systems, an enterprise software vendor. Mr. Brown holds a B.A. in business administration, economics and religion from Hope College.

Thomas Dieker. Mr. Dieker has served as Insightful’s Vice President of Sales for the Americas and Asia Pacific since December 2004. From April 2001 to November 2004, he served as Director of Sales, Life Sciences Vertical for SAS, a predictive analytics software and services company. From April 2000 to April 2001, he served as National Sales Manager for ABC Technologies, an activity-based costing software company that was acquired by SAS in March 2001. Prior to ABC Technologies, he held several sales management positions within other enterprise software companies, including Peregrine Systems Inc., Sirius Computer Solutions and Activant Corporation. Mr. Dieker has a B.S. in business management from Portland State University.

Colin Magee. Mr. Magee has served as Insightful’s Vice President, Europe since December 2004. He joined Insightful in August 2001, serving as Sales Director for Northern Europe until December 2001 and as Managing Director of U.K. from January 2002 to December 2004. Mr. Magee holds a B.A. in history from University of London.

Giovanni Marchisio. Mr. Marchisio has served as Insightful’s Vice President of Research and Development since December 2006. He served as Insightful’s Vice President of Engineering, Text Analysis and Search (InFact) from October 2005 to December 2006 and as its Director of Emerging Products from January 2002 to October 2005. Between April 1996 and December 2001, he served at Insightful as a principal investigator for several R&D projects for agencies of the federal government (DARPA, NASA, USAF and the NIH) and as a consultant for finance customer engagements. From 1985 to 1996, he held a number of management or technical lead positions with Active Voice Corporation (now a division of Cisco Systems, Inc.), Sierra Geophysics Inc. (a former division of The Halliburton Company), and Gulf Canada Resources Ltd. He also served as a visiting professor at the University of British Columbia. He holds a B.A.Sc. in Engineering from the University of British Columbia and a Ph.D. in Geophysics from the University of California, San Diego.

Ann Parker-Way. Ann Parker-Way has served as Insightful’s Vice President, General Counsel and Secretary since September 2006. From May 2003 to September 2006, Ms. Parker-Way served as Senior Director and Associate General Counsel of drugstore.com, inc., a publicly traded online retailer. From March 2000 to May 2003, she was an attorney in the law firm of Orrick, Herrington & Sutcliffe LLP, and from September 1998 to March 2000 she was an attorney in the law firm of Perkins Coie LLP. Ms. Parker-Way holds a B.S. in psychology from Eastern Michigan University and a J.D. from the University of Michigan Law School.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation earned by our Chief Executive Officer and the other most highly paid officers for the fiscal year ended December 31, 2006 whose total salary and bonus exceeded $100,000 for 2006. These persons are referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)		All Other Compensation ($)		Total
Jeffrey E. Coombs President and Chief Executive Officer	2006	$248,063	$135,148	$329,531	(3)	$3,750	(4)	$716,705
	2005	$240,462	$130,087	$—		$89,440	(5)	$470,973

Richard P. Barber Chief Financial Officer and Treasurer	2006	$206,600	$60,000	$46,914	(6)	$3,633	(4)	$315,464
	2005	$204,790	$58,400	—		$825	(4)	$271,707

(1)	Bonuses are reported for the year earned, even if actually paid in the following year.

(2)	As required by SEC rules, amounts in this column represent the stock compensation expense required by FAS 123R to be included in our financial statements for all outstanding stock options held by the Named Executive Officer, disregarding the estimate of forfeitures related to service-based conditions. We adopted FAS 123R beginning in fiscal year 2006, so although stock options were outstanding in 2005 for the Named Executive Officers, no stock compensation expense was included in our financial statements under FAS 123R in 2005. The material terms of outstanding options granted to the Named Executive Officers are described in the table entitled Outstanding Equity Awards at Fiscal Year End below.

(3)	The stock compensation expense included in our financial statements in 2006 for all outstanding stock options held by Mr. Coombs was $282,964, which is net of $46,567 of estimated forfeitures for service-based conditions. See footnote (2) above.

(4)	Represents 401(k) matching funds.

(5)	Includes $88,615 for relocation and living expenses reimbursed in accordance with Mr. Coombs’ October 27, 2004 offer letter, described below, and $825 in 401(k) matching funds.

(6)	The stock compensation expense included in our financial statements in 2006 for all outstanding stock options held by Mr. Barber was $28,607, which is net of $18,307 of estimated forfeitures. See footnote (2) above.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding options held by the Named Executive Officers as of December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey E. Coombs	—	(1)	100,000	—	$3.12	3/10/2016
	—	(2)	150,000	—	$2.63	3/5/2015
	292,187	(3)	132,813	—	$2.43	1/22/2014
	196,875	(4)	28,125	—	$1.13	5/5/2013
	17,250	(5)	—	—	$1.17	12/6/2012
Richard P. Barber	6,562	(6)	28,438	—	$3.12	3/10/2016
	70,312	(7)	54,688	—	$1.66	7/27/2014

(1)	Represents an option to purchase 100,000 shares granted to Mr. Coombs on March 10, 2006. This option will vest as follows: one-fourth of the option shares will vest and become exercisable on March 10, 2009, and an additional one-fourth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on December 10, 2009, provided that Mr. Coombs continues to provide service to us through that date. This option expires on March 10, 2016.

(2)	Represents an option to purchase 150,000 shares granted to Mr. Coombs on March 5, 2005. This option will vest as follows: one-fourth of the option shares will vest and become exercisable on March 7, 2008, and an additional one-fourth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on December 5, 2008, provided that Mr. Coombs continues to provide service to us through that date. This option expires on March 5, 2015.

(3)	Represents an option to purchase 425,000 shares granted to Mr. Coombs on January 22, 2004. This option will vest as follows: one-eighth of the option shares will vest and become exercisable six months after the date of grant, and an additional one-sixteenth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on January 22, 2008, provided that Mr. Coombs continues to provide service to us through that date. This option expires on January 22, 2014.

(4)	Represents an option to purchase 225,000 shares granted to Mr. Coombs on May 5, 2003. The option will vest as follows: one-eighth of the option shares will vest and become exercisable six months after the date of grant, and an additional one-sixteenth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on May 5, 2007, provided that Mr. Coombs continues to provide service to us through that date. The option expires on May 5, 2013.

(5)	Represents an option to purchase 17,250 shares granted to Mr. Coombs on December 6, 2002. This option has fully vested. This option expires on December 6, 2012.

(6)	Represents an option to purchase 35,000 shares granted to Mr. Barber on March 10, 2006. This option will vest as follows: one-eighth of the option shares will vest and become exercisable six months after the date of grant, and an additional one-sixteenth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on March 10, 2010, provided that Mr. Barber continues to provide service to us through that date. This option expires on March 10, 2016.

(7)	Represents an option to purchase 125,000 shares granted to Mr. Barber on July 27, 2004. This option will vest as follows: one-eighth of the option shares will vest and become exercisable six months after the date of grant, and an additional one-sixteenth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on July 27, 2008, provided that Mr. Barber continues to provide service to us through that date. This option expires on July 27, 2014.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

On October 27, 2004, when Jeffrey Coombs became our Chief Executive Officer, we executed an offer letter that provided for initial base salary of $225,000 annually plus an initial bonus target of $120,000 annually, a minimum annual increase of 5% in salary and target bonus amount in each year from 2005 through 2008, a monthly local living expense allowance of $2,300 through April 2005, and reimbursement for actual relocation expenses incurred by Mr. Coombs in connection with his move to Seattle, Washington by December 31, 2005.

On October 27, 2004, we also entered into an employment agreement regarding termination, or the Coombs Severance Agreement, with Mr. Coombs. The Coombs Severance Agreement provides that, in the event Mr. Coombs is terminated without cause, we will pay him his salary and performance bonus earned through the date of termination and severance pay equal to 18 months’ salary based on the rate in effect as of the date of termination and Mr. Coombs will have nine months from the date of termination to exercise any unexpired stock options that were vested and exercisable as of the date of termination. In addition, the Coombs Severance Agreement provides that, upon a change in control, we will accelerate the vesting of 50% of Mr. Coombs’ unvested and unexpired stock options. The Coombs Severance Agreement also provides for severance pay and acceleration of stock options in the event Mr. Coombs is terminated without cause three months prior to, or within the 12 months following, a change in control. In such event, we will pay severance equal to 18 months of salary based on the rate in effect as of the date of termination, and accelerate the vesting of all of Mr. Coombs’ unvested and unexpired stock options. Mr. Coombs will have nine months from the date of termination to exercise any unexpired stock options that were vested and exercisable as of the date of termination.

On July 26, 2004, we entered into an employment agreement regarding termination, or the Barber Severance Agreement, with Richard P. Barber, our Chief Financial Officer. The Barber Severance Agreement provides that, in the event Mr. Barber is terminated without cause, we will pay him his salary and performance bonus earned through the date of termination and severance pay equal to six months’ salary based on the rate in effect as of the date of termination. In addition, the Barber Severance Agreement provides for the acceleration of the vesting of 50% of any unvested, unexpired stock options in the event of a change in control, such acceleration to occur within six months after the change in control, provided Mr. Barber remains employed by Insightful on the date of acceleration. The Barber Severance Agreement also provides for severance pay and acceleration of stock options in the event Mr. Barber is terminated without cause within three months prior to, or within the six months following, a change in control. In such event, we will pay severance equal to six months of salary based on the rate in effect as of the date of termination and accelerate the vesting of all of Mr. Barber’s unvested and unexpired stock options. Mr. Barber will have 90 days from the date of termination to exercise any unexpired stock options that were vested and exercisable as of the date of termination.

Executive Compensation Policy

Procedure for Establishing Compensation

The Compensation Committee establishes the compensation for Insightful’s executive officers, including the Chief Executive Officer (“CEO”), each year. In general, the Compensation Committee takes into account Insightful’s performance with respect to revenue and profit targets and other objectives, the individual’s contribution to Insightful’s success, the individual’s performance with respect to personal objectives, compensation paid to executives with similar responsibilities at comparable companies, and the internal equity of compensation levels among executive officers. In addition, with respect to executive officers other than the CEO, the Compensation Committee considers the recommendation of the CEO.

Compensation Philosophy; Elements of Executive Compensation

Insightful’s compensation policy for executive officers is designed to:

•	enhance long-term profitability of Insightful and increase stockholder value;

•	reward executives consistent with Insightful’s annual and long-term performance goals;

•	recognize individual initiative and achievement;

•	provide competitive compensation that will attract and retain qualified executives; and

•	align executive financial interests with the company’s strategic business plans.

An executive officer’s compensation package includes base salary; annual performance-based cash compensation; long-term incentive compensation in the form of stock options; and benefits generally available to all employees of Insightful, including medical, savings and insurance plans and an employee stock purchase plan.

Base Salary. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (1) Insightful’s past financial performance and future expectations; (2) the general and industry-specific business environment, including market-competitive salary levels for the executive’s position, level of responsibility and experience; (3) the individual executive officer’s base compensation in the prior year; and (4) corporate and individual performance. The Compensation Committee’s review of the foregoing factors is subjective and the Committee assigns no fixed value or weight to any specific factors when making its decisions. The base salary for Jeffrey Coombs, our CEO, is also based on his October 27, 2004 offer letter described under the heading “Employment Contracts, Termination of Employment and Change-In-Control Arrangements” below, which offer letter provides for a minimum annual increase of 5% in Mr. Coombs’ salary in each year from 2005 through 2008.

Performance-Based Cash Compensation. Insightful’s performance-based compensation policies are designed to reward an executive officer to the extent that Insightful meets pre-determined goals or objectives and the executive meets pre-determined individual objectives, such as the ability to effectively manage and motivate others, recognize and pursue new business opportunities and initiate and/or manage programs that are necessary for or enhance Insightful’s success. Performance-based cash compensation is generally awarded based on formulas established by the Compensation Committee at the time the target amounts are fixed. In establishing performance-based compensation formulas for executive officers, the Compensation Committee generally takes into account such factors as: (1) the annual base compensation of each individual; (2) individual performance; (3) the actual performance of Insightful as compared to projected performance under Insightful’s annual operating plan; (4) the projected future performance of Insightful; (5) the general business environment, including market-competitive bonus levels for the executive’s position, level of responsibility and experience. The Committee’s review of the foregoing factors is subjective and, depending on the executive, the Committee assigns varying weights to specific factors when making its decisions. The target bonus amount for Jeffrey Coombs is also based on his October 27, 2004 offer letter, which provides for a minimum annual increase of 5% in Mr. Coombs’ target base amount in each year from 2005 through 2008.

Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of Insightful’s common stock. The Board of Directors believes that stock option participation aligns executive officers’ long-term interests with those of the stockholders and encourages the achievement of superior results over an extended period. When establishing stock option grant levels for executive officers, the Compensation Committee generally considers (1) the existing levels of stock ownership; (2) previous grants of stock options; (3) vesting schedules of outstanding options; and (4) individual performance; and (5) Insightful’s past financial performance and future expectations. Stock options granted under our 2001 Stock Option and Incentive Plan generally have an exercise price equal to the fair market value of Insightful’s Common Stock on the date of grant and generally vest over a four-year period.

DIRECTOR COMPENSATION

The following table provides information about compensation earned in 2006 by members of the Board who are neither employees nor officers. These directors are referred to as non-employee directors.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)		Total ($)
Paul N. Bialek (3)	$8,500	$22,119	(4)	$30,619
Sachin Chawla	$31,375	$22,119	(5)	$53,494
Samuel R. Meshberg	$27,000	$22,119	(6)	$49,119
Mark C. Ozur	$34,500	$22,119	(7)	$56,619
Ronald M. Stevens (8)	$23,500	$22,119	(9)	$45,619

(1)	Fees are reported for the year earned, even if actually paid in the following year.

(2)	As required by SEC rules, amounts in this column represent the stock compensation expense required by FAS 123R to be included in our financial statements for all outstanding stock options held by the non-employee director, disregarding the estimate of forfeitures related to service-based conditions.

(3)	Mr. Bialek resigned from the Board effective April 4, 2006.

(4)	At December 31, 2006, Mr. Bialek held no outstanding options to purchase our common stock.

(5)	At December 31, 2006, Mr. Chawla held outstanding options to purchase 55,000 shares of our common stock.

(6)	At December 31, 2006, Mr. Meshberg held outstanding options to purchase 120,000 shares of our common stock.

(7)	At December 31, 2006, Mr. Ozur held outstanding options to purchase 122,000 shares of our common stock.

(8)	Mr. Stevens joined the Board of Directors on April 4, 2006.

(9)	At December 31, 2006, Mr. Stevens held outstanding options to purchase 20,000 shares of our common stock.

Each non-employee director receives $5,000 per calendar quarter for attending Board and committee meetings, provided that he or she attends a minimum of 75% of the regular and special meetings of the Board and of any committees of which he or she is a member. Members of the Audit Committee receive an additional $1,875 each quarter, and members of the Compensation Committee receive an additional $625 each quarter. The chairman of the Board, the chairman of the Compensation Committee and the chairman of the Audit Committee receive an additional $625 per quarter. In addition, each non-employee director receives $2,000 for each special meeting of the Board he or she attends in person, $500 for each special meeting of the Board he or she attends by telephone, and $250 for each special meeting of a Board committee he or she attends by telephone.

In addition, each non-employee director is entitled to participate in our Amended and Restated 2001 Non-Employee Director Stock Option Plan, or 2001 Director Plan. Under the 2001 Director Plan, as amended March 16, 2007, on the date a non-employee director first becomes a member of the Board, he or she automatically receives an option to purchase a number of shares of our common stock equal to the sum of (i) 15,000 plus (ii) 15,000 divided by 12 multiplied by the full number of months between the date on which he or she becomes a member of the Board and the next March 16th. In addition, effective March 16, 2007 and each March 16th thereafter, each non-employee director who is serving on the Board on the applicable March 16th automatically receives an option to purchase 15,000 shares of our common stock. Both the initial option grants and each annual grant vests quarterly in equal increments over a one-year period.

Under the 2001 Director Plan in effect before March 16, 2007, each non-employee director received automatically on the date of his or her first election or appointment to the Board an option to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on that date. In addition, on February 3 of each year, each non-employee director who had served on the Board for at least one year automatically received an option to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Each non-employee director who had served for less than a full year as of February 3 automatically received an option to purchase that number of shares of our common stock equal to the number of full months he or she had served as a director during the prior year, divided by 12 and multiplied by 20,000. Options granted under the 2001 Director Plan before March 16, 2007 were fully vested on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of June 1, 2007 by:

•	each person known by us to own beneficially more than 5% of our common stock, based on publicly available information;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

As of June 1, 2007, we had 12,893,042 shares of common stock outstanding. Except as otherwise indicated below, to our knowledge, the beneficial owners listed below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Under the rules of the SEC, shares of common stock subject to options exercisable currently or within 60 days from June 1, 2007 are deemed outstanding for purposes of computing the ownership percentage of the person holding the option, but are not deemed outstanding for purposes of computing the ownership percentage of any other person. The address for the persons listed below is c/o Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109.

Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percent of Class
Samuel R. Meshberg and certain affiliates	2,990,413	(1)	23.2%
Jeffrey E. Coombs	628,245	(2)	4.9%
Sachin Chawla	78,750	(3)	*
Mark C. Ozur	145,750	(3)	1.1%
Ronald M. Stevens	40,417	(3)	*
Richard P. Barber	104,687	(3)	*
All directors and executive officers as a group (6 persons)	3,988,262	(4)	30.9%

*	Less than 1%

(1)	Mr. Meshberg has sole voting and dispositive power with respect to 2,082,970 shares of common stock, including 143,750 shares subject to options exercisable on or within 60 days of June 1, 2007. In addition, Mr. Meshberg may be deemed to share voting and dispositive power with respect to 865,193 shares held by family trusts of which Mr. Meshberg is a beneficiary and/or co-trustee, 37,188 shares held by trusts for the benefit of his children, and 5,062 shares owned by a limited liability company of which Mr. Meshberg controls the voting power. Mr. Meshberg disclaims beneficial ownership of the shares owned by these trusts and limited liability company, except to the extent of his pecuniary interest in the shares.

(2)	Includes 614,125 shares subject to options exercisable on or within 60 days of June 1, 2007.

(3)	Represents shares subject to options exercisable on or within 60 days of June 1, 2007.

(4)	Includes 1,127,479 shares subject to options exercisable on or within 60 days of June 1, 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 regarding the equity compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	3,061,613	$2.35	1,968,159
Equity compensation plans not approved by security holders (2)	17,250	$1.17	—

Total	3,078,863	$2.35	1,968,159

(1)	Represents shares issuable with respect to options issued and issuable under our Amended and Restated 2001 Stock Option and Incentive Plan and our Amended and Restated 2001 Non-Employee Director Stock Option Plan, and shares issuable upon the exercise of options issued under our 1992 Stock Plan. Because the 1992 Stock Plan has expired, no additional options may be issued under that plan.

(2)	Represents shares issuable with respect to options issued under our 1996 Non-Qualified, Non-Officer Stock Option Plan. Because the 1996 Non-Qualified, Non-Officer Stock Option Plan has expired, no additional options may be issued under that plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulated rules of the SEC require our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports of initial ownership and reports of changes in ownership of our common stock. SEC regulations require such persons to furnish us with copies of all such filings. To our knowledge, based solely on our review of the copies of such forms we have received, or based on written representations from certain reporting persons that no forms were required for those persons, our officers, directors and holders of more than 10% of our common stock filed the required Section 16(a) reports on a timely basis in 2006.

OTHER MATTERS

At the time of mailing this proxy statement, the Board knows of no other matters to be presented at the annual meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders. If other matters not now known or determined properly come before the annual meeting, however, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with the recommendations of the Board.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals (including nominations for the election of directors) that satisfy specified conditions may be included in our proxy statement and form of proxy card for, and may be presented at, the 2008 annual meeting of stockholders. If you intend to present a proposal at the 2008 annual meeting, you must deliver the proposal in writing to the following address by no later than February 15, 2008 in order for the proposal to be considered for inclusion in the proxy materials for that meeting: Secretary, Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, WA 98109. All stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act in order to be considered for inclusion in the proxy materials for the 2008 annual meeting.

In addition, if you intend to submit a nomination or other business for consideration at the 2008 annual meeting, other than submitting a proposal to be included in our proxy materials, you must comply with the advance notice provisions of our bylaws. These provisions require you to give written notice to our Secretary, at the address above, at least 120 days and not more than 150 days before June 13, 2008, the first anniversary of the date of the proxy statement for the 2007 annual meeting. (If, however, the date of the 2008 annual meeting is more than 30 days before or more than 60 days after July 16, 2008, the first anniversary date of the 2007 annual meeting, the written notice must be received no earlier than 90 days before the 2008 annual meeting and no later than the date that is the later of 60 days before the 2008 annual meeting or 10 days after we first publicly announce the 2008 annual meeting.)

ANNUAL REPORT AND FORM 10-KSB

A copy of our annual report on Form 10-KSB for the year ended December 31, 2006 accompanies this proxy statement. An additional copy will be furnished, without charge, to beneficial stockholders or stockholders or record upon request in writing to Secretary, Insightful Corporation, 1700 Westlake Avenue North, Seattle, WA 98109, or by telephone to (206) 283-8802.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INSIGHTFUL CORPORATION

The undersigned hereby appoints Richard P. Barber and Ann L. Parker-Way, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of INSIGHTFUL CORPORATION Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held July 16, 2007 or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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SEE REVERSE SIDE

ITEM 1. ELECTION OF DIRECTORS

FOR WITHHELD

FOR ALL

ITEM 2. RATIFICATION OF APPOINTMENT OF

INDEPENDENT ACCOUNTANTS

FOR AGAINST ABSTAIN

Nominees:

01 Jeffrey E. Coombs

02 Samuel R. Meshberg

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

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Date

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